                                                                    EXHIBIT 2(c)




                    ACCOUNTS RECEIVABLE FINANCING AGREEMENT

                                  DATED AS OF

                               FEBRUARY 26, 1996

                                    BETWEEN

                          TEXT RETRIEVAL SYSTEMS, INC.

                                      AND

                           DIXIE NATIONAL CORPORATION

                               TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
                                                              ARTICLE 1.
                                              TERMS OF THE ACCOUNTS RECEIVABLE FINANCING  . . . . . . . . . . . . .   2

         Section 1.1.     Incorporation of Recitals; Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          --------------------------------------
         Section 1.2.     The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          --------
         Section 1.3.     Maximum Amount; Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          --------------------
         Section 1.4.     Stock Conveyance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          ----------------
         Section 1.5.     Redemption of Additional TRS Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          ----------------------------------
         Section 1.6.     Lock Box Arrangement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          --------------------
         Section 1.7.     Disbursements From AR Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          -----------------------------
         Section 1.8.     Credit Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          ---------------
         Section 1.9.     Loan Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          -----------------------
         Section 1.10.    Execution of Amended and Restated Option Agreement  . . . . . . . . . . . . . . . . . . .   4
                          --------------------------------------------------

                                                              ARTICLE 2.
                                                    REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . .   5

         Section 2.1.     Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          -----------------------------
         Section 2.2.     Corporate and Governmental Authorization; Contravention . . . . . . . . . . . . . . . . .   5
                          -------------------------------------------------------
         Section 2.3.     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          --------------
         Section 2.4.     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          ----------
         Section 2.5.     Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          -------

                                                              ARTICLE 3.
                                                             MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . .   6

         Section 3.1.     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          -------
         Section 3.2.     No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          ----------
         Section 3.3.     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          --------
         Section 3.4.     Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          -------------------------
         Section 3.5.     Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ----------------------
         Section 3.6.     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ----------------------
         Section 3.7.     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          -------------
         Section 3.8.     Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ---------------------------
         Section 3.9.     Waiver of Jury Trial; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . .   7
                          ------------------------------------------------
         Section 3.10.    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ----------------





                                       i

                    ACCOUNTS RECEIVABLE FINANCING AGREEMENT


                 THIS ACCOUNTS RECEIVABLE FINANCING AGREEMENT (as amended, supplemented or modified from time to time, this "AR Financing Agreement") is dated as of February 26, 1996 and is between TEXT RETRIEVAL SYSTEMS, INC., a Florida corporation ("TRS"), and DIXIE NATIONAL CORPORATION, a Mississippi corporation ("DNC").

                                    RECITALS

                 A. Effective October 16, 1995, TRS and DNC entered into a Credit Agreement (the "Credit Agreement") pursuant to which DNC has extended a working capital loan (the "Working Capital Loan") to TRS pursuant to terms set forth in the Credit Agreement.

                 B. As a condition of entering into the Credit Agreement and obtaining the Working Capital Loan, (i) TRS executed a Note dated October 16, 1995 evidencing the Working Capital Loan and entered into a Security Agreement dated as of October 16, 1995 (the "Security Agreement") and an Option Agreement dated as of October 16, 1995 (the "Option Agreement"), and (ii) certain TRS officers and employees entered into covenants not to compete dated as of October 16, 1995 running in favor of DNC (collectively, the "Covenants" and together with the Credit Agreement, the Note, the Security Agreement and the Option Agreement, the "Credit Documents").

                 C. In addition to funds advanced as part of the Working Capital Loan, TRS has requested DNC to provide TRS with accounts receivable financing (the "AR Financing"), and DNC is willing to provide the AR Financing pursuant to the terms and conditions set forth in this AR Financing Agreement.

                 D. The AR Financing shall constitute borrowings by TRS which are in addition to and separate from the Working Capital Loan and shall not alter TRS's obligations under the Credit Documents; provided, however, that as a condition to receiving proceeds of the AR Financing, DNC and TRS shall enter into an Amendment to the Security Agreement in the form attached hereto as Exhibit A.

                 E. The AR Financing provided by DNC pursuant to the terms of this AR Financing Agreement shall be evidenced by an AR Financing Note in the form attached hereto as Exhibit B (the "AR Financing Note").

                 F. In connection with the AR Financing provided by DNC pursuant to the terms of this AR Financing Agreement, TRS and all of the stockholders of TRS, except DNC, shall enter into an Amended and Restated Option Agreement in the form attached hereto as Exhibit C (the "Amended and Restated Option Agreement Amendment").

                 NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1.
                   TERMS OF THE ACCOUNTS RECEIVABLE FINANCING

                 SECTION 1.1.     INCORPORATION OF RECITALS; DEFINITIONS.

                 (a) RECITALS. The Recitals set forth above are incorporated as part of this AR Financing Agreement.

                 (b)      DEFINITIONS.     In addition to the terms defined in
the Recitals above, the following terms shall have the following meanings:

         "AR Account" shall mean account no. 0223560002238 maintained exclusively by and at the Bank, over which DNC shall have the exclusive right of withdrawal.

         "Bank" shall mean Sun Trust Bank, North Florida, N.A. and its branch located at 100 North Third Street, Jacksonville Beach, Florida 32250.

         "DNC Option" shall have the meaning set forth in the Amended and Restated Option Agreement.

         "TRS Accounts Receivable" shall mean gross accounts receivable generated by TRS for services provided and/or products delivered to TRS's customers during the period beginning February 1, 1996 and ending February 21, 1997, without adjustment or offset for any bad debts, non-collectability or non-payment.

                 SECTION 1.2.     THE LOAN.          DNC has agreed to finance
fifty-six percent (56%) of the TRS Accounts Receivable. In order to obtain accounts receivable financing hereunder, TRS shall submit to DNC on Friday of each week during the term hereof a complete list of TRS Accounts Receivable generated during the prior week, certified as accurate by TRS's President, and DNC shall make accounts receivable financing advances in reliance on such list on the Monday immediately following its receipt of the aforementioned list in an amount equal to fifty-six percent (56%) of the aggregate value of the TRS Accounts Receivable set forth on the list. In calculating TRS Accounts Receivable, there shall be no adjustment for any bad debts, non-collectable amounts or non-payments by TRS customers.

                 SECTION 1.3. MAXIMUM AMOUNT; TERM. The AR Financing will be made available by DNC in a maximum principal amount of $500,000.00, which shall be disbursed during the period from February 26, 1996 through February 24, 1997. The AR Financing shall bear interest at the per annum rate of "Prime" plus two percent (2%). Prime will be as





                                       2
quoted in the Wall Street Journal and will be a floating rate. Interest will be treated on a cash basis, not an accrual basis.

                 SECTION 1.4. STOCK CONVEYANCE. In consideration for DNC making the AR Financing available, DNC shall receive shares of TRS stock constituting five percent (5%) of the outstanding common stock of TRS as of February 26, 1996 by way of certificates duly endorsed as directed by DNC, free and clear of all encumbrances, and with evidence of payment of all necessary transfer taxes and fees. If, however, on April 29, 1996, the net collection rate of the listed receivables for the period from February 1, 1996 through February 29, 1996 (the "Initial Benchmark Period") is not equal to or greater than fifty-six percent (56%), TRS shall promptly convey to DNC additional shares of TRS stock constituting five percent (5%) of the then outstanding common stock of TRS by way of certificates duly endorsed as directed by DNC, free and clear of all encumbrances, and with evidence of payment of all necessary transfer taxes and fees. Upon the conclusion of such conveyance, a new benchmark collection rate (the "New Rate") will be established which shall be equal to the actual rate of collection occurring during the Initial Benchmark Period. If, however, on March 31, 1996, the net collection rate of the listed receivables for the period from March 1, 1996 through May 31, 1996 (the "Second Benchmark Period") is not equal to or greater than the New Rate, TRS shall promptly convey to DNC additional shares of TRS stock constituting ten percent (10%) of the then outstanding common stock of TRS by way of certificates duly endorsed as directed by DNC, free and clear of all encumbrances, and with evidence of payment of all necessary transfer taxes and fees. Any shares of TRS stock conveyed to DNC pursuant to the provisions of this Section 1.4 shall be hereinafter referred to as the "Additional TRS Stock").

                 SECTION 1.5. REDEMPTION OF ADDITIONAL TRS STOCK. In the event DNC shall exercise its Put Option, pursuant to Article 3 of that certain Amended and Restated Option Agreement dated as of even date herewith, by and among TRS, DNC and all of the stockholders of TRS (except DNC), a copy of which is attached hereto as Exhibit C, all funds advanced as part of the AR Financing and evidenced by the AR Financing Note shall be due and payable thirty (30) days from the date of the written notice exercising DNC's Put Option. In the event DNC exercises its Put Option and TRS fails to repay all amounts due under the AR Financing Note within thirty (30) days, TRS shall be required to redeem all of the Additional TRS Stock on terms more fully set forth in Article 4 of the Amended and Restated Option Agreement.

                 SECTION 1.6. LOCK BOX ARRANGEMENT. TRS will establish the AR Account as a "lockbox" account with the Bank. The AR Account will be used exclusively for the collection of all TRS Accounts Receivable. All TRS Accounts Receivable shall be deposited directly into the AR Account over which DNC shall have the exclusive right to withdraw, from time to time, amounts therein. DNC shall have, and TRS hereby grants to DNC, a lien on and security interest in the AR Account and the contents thereof. TRS agrees to address all invoices with instructions for payments to be directed to the AR Account. Any payments





                                       3
received directly by TRS at their offices or any other location shall be immediately deposited into the AR Account.

                 SECTION 1.7.     DISBURSEMENTS FROM AR ACCOUNT.

                 (a) Each week during the term of this AR Financing Agreement and/or at such other times as DNC may determine in its discretion, DNC shall have the right, but not the obligation, to disburse from the AR Account such amounts as may be required to reduce the principal amount of the indebtedness evidenced by the AR Financing Note.

                 (b) Each week during the term of this AR Financing Agreement and/or at such other times as DNC may determine in its discretion, DNC shall have the right, but not the obligation, to disburse from the AR Account such amounts as may be required to pay the interest accrued on the principal amount of the indebtedness evidenced by the AR Financing Note; provided, however, that TRS may not require DNC to use TRS Accounts Receivable to pay interest due on the AR Financing Note. Instead, TRS shall make all interest payments due under the AR Financing Note by check directly to DNC, pursuant to the terms of the AR Financing Note

                 (c) During the term of this AR Financing Agreement and/or at such other times as DNC may determine in its discretion, DNC shall have the right, but not the obligation, to disburse from the AR Account such amounts as may be necessary or advisable to protect DNC's rights under the AR Financing Note or in connection with any other obligation which TRS owes to DNC.

                 SECTION 1.8. CREDIT APPROVAL. Until such time as all amounts due under the AR Financing Note have been paid in full, DNC shall have the right to approve the amount of credit extended to any TRS customer or account which exceeds, in the aggregate, Ten Thousand Dollars ($10,000). With respect to each such customer or account, TRS agrees to provide DNC with prior written notice of all applications or requests for credit which exceed, alone or in the aggregate, Ten Thousand Dollars ($10,000.00) and, upon receipt of such notice, DNC shall have two business days to review the credit approval notice and inform TRS of DNC's decision to either grant or to withhold approval.

                 SECTION 1.9. LOAN COSTS AND EXPENSES. TRS agrees to bear all of the costs and expenses incurred by DNC in connection with providing the AR Financing, including but not limited to, all legal and banking costs and expenses.

                 SECTION 1.10. EXECUTION OF AMENDED AND RESTATED OPTION AGREEMENT. TRS covenants and agrees that on or prior to Friday, March 29, 1996 it will execute the Amended and Restated Option Agreement and will obtain the signature of each stockholder of TRS, except DNC, on the Amended and Restated Option Agreement. The failure of TRS to comply with the requirement set forth in the preceding sentence shall constitute an Event of Default





                                       4
under this AR Financing Agreement and under the AR Financing Note, providing DNC with the right to terminate the AR Financing and immediately collect all amounts due under the AR Financing Note.

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

                 TRS represents and warrants that:

                 SECTION 2.1. CORPORATE EXISTENCE AND POWER. TRS is a corporation duly incorporated, validly existing and in good standing under the laws of the Florida, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. TRS is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations or properties of TRS.

                 SECTION 2.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by TRS of this AR Financing Agreement and AR Financing Note are within its corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the articles of incorporation or bylaws of TRS or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting TRS or result in the creation or imposition of any lien (other than the lien of the Security Agreement, as amended by the Amendment to the Security Agreement in the form attached hereto as Exhibit A ) on any of its assets.

                 SECTION 2.3. BINDING EFFECT. Each of this AR Financing Agreement, and the Amendment to the Security Agreement, and the AR Financing Note, when executed and delivered in accordance with this AR Financing Agreement, will constitute a valid and binding obligation of TRS, in each case enforceable against TRS in accordance with its terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                 SECTION 2.4. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of TRS threatened against or affecting, TRS before any federal, state or local government, authority, agency, court or other body, officer or entity, or before any arbitrator with authority to bind a party at law, in which there is a reasonable possibility of a decision which could materially adversely affect the business, financial position, results of





                                       5
operations or properties of TRS or which in any manner draws into question the validity of this AR Financing Agreement, the AR Financing Note or the Amendment to the Security Agreement and there is no basis known to TRS for any such action, suit or proceeding.

                 SECTION 2.5. FILINGS. All actions by or in respect of, and all filings with, any governmental body, agency or official required in connection with the execution, delivery and performance of this AR Financing Agreement, the AR Financing Note or the Amendment to the Security Agreement, or necessary for the validity or enforceability hereof and thereof or for the protection or perfection of the rights and interests of DNC hereunder and thereunder, will, prior to the date of delivery hereof or thereof, have been duly taken or made, as the case may be, and will at all times thereafter remain in full force and effect.


                                   ARTICLE 3.
                                 MISCELLANEOUS

                 SECTION 3.1. NOTICES. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page of the Amended and Restated Option Agreement or such other address as such party may hereafter specify for that purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section 3.1.

                 SECTION 3.2. NO WAIVERS. No failure or delay by DNC in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 3.3. EXPENSES. TRS shall pay (i) all out-of-pocket expenses of DNC, including the reasonable fees and disbursements of its counsel, in connection with the preparation and administration of this AR Financing Agreement, any waiver or consent hereunder, any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by DNC, including the reasonable fees and disbursements of its counsel, in connection with such Event of Default and any collection or other enforcement proceedings resulting therefrom. TRS shall indemnify DNC against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this AR Financing Agreement or the AR Financing Note.

                 SECTION 3.4. INDEPENDENCE OF COVENANTS. All covenants contained in this AR Financing Agreement shall be given independent effect. If a particular action or condition





                                       6
is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

                 SECTION 3.5. AMENDMENTS AND WAIVERS. Any provision of this AR Financing Agreement or the AR Financing Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by TRS and DNC.

                 SECTION 3.6. SUCCESSORS AND ASSIGNS. The provisions of this AR Financing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that TRS may not assign or otherwise transfer any of its rights under this AR Financing Agreement without the prior written consent of DNC.

                 SECTION 3.7. GOVERNING LAW. This AR Financing Agreement and the AR Financing Note shall be deemed to be contracts made under seal and shall be governed by and construed in accordance with the laws of the Mississippi, except as otherwise provided herein.

                 SECTION 3.8. COUNTERPARTS; EFFECTIVENESS. This AR Financing Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This AR Financing Agreement shall become effective when DNC shall have received counterparts hereof signed by all parties.

                 SECTION 3.9. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. TRS hereby irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim arising out of or related to this AR Financing Agreement or the AR Financing Note or any of the transactions contemplated hereby or thereby. Any legal action or proceeding with respect to this AR Financing Agreement or the AR Financing Note, or any document related hereto or thereto, shall be brought in any court having jurisdiction in one or more proceedings, and by execution and delivery of this AR Financing Agreement, TRS hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. TRS hereby irrevocably and unconditionally waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it now has or hereafter may have to the bringing of any action or proceeding in such jurisdictions.

                 SECTION 3.10. ENTIRE AGREEMENT. This AR Financing Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all previous understandings, written or oral, in respect thereof.





                                       7

                 IN WITNESS WHEREOF, the parties hereto have caused this AR Financing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        DIXIE NATIONAL CORPORATION


                                        By:    G. THOMAS REED            [SEAL]
                                           ------------------------------
                                           G. Thomas Reed, President

                                        107 Executive Office Center
                                        Hilton Head Island, S.C. 29928



                                        TEXT RETRIEVAL SYSTEMS, INC.


                                        By:    BRUCE GREWELL             [SEAL]
                                           ------------------------------
                                           Bruce Grewell, President

                                        200 Executive Way
                                        Ponte Vedra Beach, Florida 32082





                                       8

                                                                       EXHIBIT A



                        AMENDMENT TO SECURITY AGREEMENT

                                  DATED AS OF

                               FEBRUARY 26, 1996

                                    BETWEEN

                          TEXT RETRIEVAL SYSTEMS, INC.

                                      AND

                           DIXIE NATIONAL CORPORATION

                        AMENDMENT TO SECURITY AGREEMENT


                 THIS AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is dated as of February 26, 1996 and is between TEXT RETRIEVAL SYSTEMS, INC., a Florida corporation ("TRS"), and DIXIE NATIONAL CORPORATION, a Mississippi corporation ("DNC").


                                    RECITALS

         A. DNC proposes to enter into an Accounts Receivable Financing Agreement dated as of February 26, 1996 (as the same may be amended, supplemented or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations under such agreement or any successor agreement, the "AR Financing Agreement") whereby DNC may provide TRS with accounts receivable financing in an amount not to exceed $500,000.00 (the "Financing Loan"); and

         B. The Financing Loan is evidenced by a certain Accounts Receivable Financing Note (the "AR Financing Note") dated February 26, 1996; and

         C. The parties hereto desire to amend that certain Security Agreement dated as of October 16, 1995 by and between TRS and DNC (the "Security Agreement") to provide that it secures the AR Financing Note;

         NOW, THEREFORE, in consideration of the premises, the respective representations, agreements, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce DNC to extend the Financing Loan, the parties hereto agree as follows:

         1. The Recitals set forth above, and the definitions contained therein, are hereby incorporated into this Amendment.

         2.      The Security Agreement is hereby amended as follows:

                 (a) In each instance in which the term "Credit Agreement" appears in the text of the Security Agreement, it shall be deemed to mean and refer to the Credit Agreement and the AR Financing Agreement.

                 (b) In each instance in which the term "Loan" appears in the text of the Security Agreement, it shall be deemed to mean and refer to the Working Capital Loan (hereinafter defined) and the Financing Loan.

                 (c) The Recitals set forth on page 1 of the Security Agreement are hereby deleted and replaced with the following:

                          A.      DNC has entered into a Credit Agreement dated
as of October 16, 1995 (as the same may be amended, supplemented, or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations under such agreement or any successor agreement, the "Credit Agreement") whereby DNC has provided TRS with a $750,000.00 Working Capital Loan (the "Working Capital Loan");

                          B.      DNC has entered into an accounts Receivable
Financing Agreement dated as of February 26, 1996 (as the same may be amended, supplemented, or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations under such agreement or any successor agreement, the "AR Financing Agreement") whereby DNC has agreed to provide TRS with a accounts receivable financing in a maximum amount of $500,000.00 (the "AR Financing");

                          C.      In order to induce DNC to enter into the
Credit Agreement and the AR Financing Agreement and to secure TRS's obligations hereunder and thereunder, TRS has given DNC a security interest in certain property of TRS;

                 (d) The definition of "Obligations" set forth on page 2 of the Security Agreement is hereby deleted and replaced with the following:

                 "Obligations" means (i) all amounts now or hereafter payable by TRS to DNC on the Note, (ii) all amounts now or hereafter payable by TRS to DNC on the AR Financing Note, (iii) all amounts now or hereafter payable by TRS to DNC in connection with the Amended and Restated Option Agreement, (iv) all obligations or liabilities now or hereafter payable by TRS pursuant to the Credit Agreement and/or the AR Financing Agreement, (v) all amounts hereafter payable by TRS on any note(s) entered into pursuant to the terms of Section 3.3 and/or
         Section 4.2 of the Amended and Restated Option Agreement, and (vi) all obligations and liabilities now or hereafter payable by TRS under, arising out of or in connection with this Security Agreement.

                 (e) By inserting " ,including, but not limited to, the AR Account as defined in that certain Accounts Receivable Financing Agreement dated as of February 26, 1996 between DNC and TRS" after the word "bank" on the fourth line of Clause (v) of Section 2.1.

         3. TRS hereby ratifies and affirms all of the terms and provisions of, and all of its obligations under, the Security Agreement, as modified hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.





                                       2

                                        DIXIE NATIONAL CORPORATION



                                        By:   G. THOMAS REED           [SEAL]
                                           ----------------------------
                                           G. Thomas Reed, President

                                        107 Executive Center
                                        Hilton Head Island, SC  29928


                                        TEXT RETRIEVAL SYSTEMS, INC.



                                        By:   BRUCE GREWELL            [SEAL]
                                           ----------------------------
                                           Bruce Grewell, President

                                        200 Executive Way
                                        Ponte Vedra Beach, FL  32082





                                       3

                                                                       EXHIBIT B


                       ACCOUNTS RECEIVABLE FINANCING NOTE


                                              Hilton Head Island, South Carolina
                                                               February 26, 1996


                 For value received, TEXT RETRIEVAL SYSTEMS, INC., a Florida corporation (the "Maker"), promises to pay to the order of DIXIE NATIONAL CORPORATION, a Mississippi corporation, and any subsequent holder of this Note ("Holder" or "Holders"), in the manner hereinafter provided, the principal sum of $500,000.00, or such lesser amount as shall have been advanced from time to time (the "Loan"), pursuant to the terms of that certain Accounts Receivable Financing Agreement dated as of February 26, 1996 between the Maker and the Holder (as amended, supplemented or modified from time to time, the "AR Financing Agreement"), together with interest at the rate and on the terms hereinafter provided for in this note (including all modifications, substitutions, renewals or extensions hereof, this "Note").

                 Interest shall accrue on the unpaid principal balance of the Loan from the date hereof at a rate (the "Note Rate") equal to two percent (2%) above the Prime Rate (hereinafter defined). The Note Rate shall adjust monthly on the first day of March, 1996 and on the first day of each month thereafter based on the Prime Rate in effect on the Monthly Adjustment Date (hereinafter defined) occurring immediately prior thereto. As used herein, the term "Monthly Adjustment Date" means (i) for the period from February 26, 1996 through February 29, 1996, the date of February 26, 1996, and (ii) for each calendar month thereafter during the term of the Loan evidenced by this Note, the last day of the preceding calendar month on which The Wall Street Journal is published. As used herein, the term "Prime Rate" means the floating and fluctuating per annum rate of interest identified as the prime rate of interest and published in The Wall Street Journal on the Monthly Adjustment Date.

                 Interest accrued on the unpaid principal balance of the Loan shall be paid by the Maker to the Holder monthly on the first day of each month, commencing on April 1, 1996 until the maturity of this Note (whether by acceleration, extension or otherwise) at which time the Maker shall pay to the Holder all accrued and unpaid interest due hereunder. If not sooner paid, the entire principal balance of the Loan and all interest accrued thereon shall be paid by the Maker to the Holder on February 26, 1997.

                 Any overdue principal and, to the extent permitted by law, overdue interest accrued on the unpaid principal balance of this Loan shall bear interest for each day until paid at a rate per annum of two percent (2%) above the Note Rate in effect on the date such principal or interest became due. In addition, in the event that any payment of principal of or interest is not made within fifteen (15) days after the date such payment was due, the Maker promises to pay to the Holder a late charge equal to 5.00% of the amount of such payment. Interest on the aggregate unpaid principal balance of the Loan shall be computed on the basis of a year of 360 days and paid for the actual number of days for which due. All payments of principal and interest shall be made in lawful money of the United States in immediately available funds at the office of the Holder located at 107 the Executive Office Center, Hilton Head Island, S.C. 29928.

                 The Holder shall record on its books, and prior to any transfer hereof shall make on the Schedule A attached hereto appropriate notations to evidence, the date and amount of each advance made pursuant to the AR Financing Agreement and the date and amount of each payment of principal made by the Maker with respect thereto; provided, however, that any failure of the Holder to make such a notation or any error therein shall not in any manner affect the obligation of the Maker to repay the amounts advanced by the Holder under the AR Financing Agreement in accordance with the terms hereof.

                 The Maker hereby appoints any attorney admitted to practice before any court of record in the United States as its true and lawful attorney-in-fact, for and in the place and stead of the Maker, upon the occurrence of an Event of Default, to appear for the Maker and to confess judgment against the Maker, in any court having jurisdiction in one or more proceedings, upon this Note and all amounts owed hereunder, including all costs of collection, court costs and attorneys' fees, the Maker hereby ratifying and confirming the acts of such attorney-in-fact as if done by the Maker. The Maker hereby waives and releases, to the extent permitted by law, all errors and all right of exemption, appeal, stay of execution, inquisition and extension upon any levy on real estate or personal property to which the Maker may otherwise be entitled under any federal or state law now in force or which may hereafter be passed. The authority and power to appear for and enter judgment against the Maker shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto. The authority and power to appear for and enter judgment against the Maker may be exercised on one or more occasions in the same or different jurisdictions as often as the Holder may deem necessary or desirable.

                 If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                          (a) The Maker shall fail to pay when due any principal of or interest due under this Note.

                          (b) The Maker shall default in its obligations under (i) that certain $750,000 Note dated October 16, 1995 from Maker for the benefit of Holder, (ii) that certain Credit Agreement dated as of October 16, 1995 between the Maker and the Holder, (iii) that certain Security Agreement dated as of October 16, 1995 between the Maker and the Holder, as amended by that certain Amendment to Security Agreement dated as of February 26, 1996 (the "Security Agreement"), or
         (iv) that certain Amended and Restated Option Agreement dated as of February 26, 1996 between the Maker, the Holder and individuals holding shares of the Maker's common stock (the "Stockholders");





                                       2

                          (c) The Maker and/or the Stockholders shall fail to observe or perform any other covenant or agreement contained in the AR Financing Agreement or the Amended and Restated Option Agreement;

                          (d) The Maker shall fail to make any payment in respect of any debt or obligation (other than this Note) when due or within any applicable grace period;

                          (e) Any event or condition shall occur which results in the acceleration of the maturity of any debt or obligation of the Maker or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such debt or obligation or any person acting on such holder's behalf to accelerate the maturity thereof;

                          (f) The Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                          (g) An involuntary case or other proceeding shall be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief shall be entered against the Maker under the federal bankruptcy laws as now or hereafter in effect;

                          (h) One or more judgments or orders for the payment of money in excess of $10,000 shall be rendered against the Maker and such judgment or order shall continue unsatisfied for a period of 60 days during which execution thereof shall not be effectively stayed;

                          (i) (A) the Security Agreement shall cease for any reason to be in full force and effect or shall cease to be effective to grant a first priority perfected security interest in the collateral therein described or such security interest shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of such security interest or the Security Agreement shall be contested by the Maker or the Maker shall deny that it has any further liability or obligation under,





                                       3
         or shall fail to perform its obligations under, the Security Agreement or (B) any creditor of the Maker shall obtain possession of any of the collateral described in the Security Agreement by any means (including, without limitation, levy, distraint, replevin or self-help) or any such creditor shall establish or obtain rights in such collateral that are equal to or senior to the security interests of the Holder in such collateral;

                          (j) (A) the expiration of five days after the Holder has given the Maker notice of the Holder's good faith determination that the Holder deems itself insecure, that a material adverse change in the financial condition of the Maker has occurred since the date of this Note or that the Holder's prospect of payment hereunder has been impaired, or (B) the reasonable suspicion by the Holder that one or more Events of Default have occurred and the failure of the Maker, upon five days notice thereof from the Holder, to provide reasonably satisfactory evidence to the Maker that such Events of Default have not occurred;

then, and in every such event, the Holder may, at its option, by notice to the Maker, terminate the AR Financing Agreement and declare this Note (together with accrued but unpaid interest thereon) to be immediately due and payable (and this Note shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker); provided, however, that upon the occurrence of any of the Events of Default specified in clause (f) or (g) above with respect to the Maker, without any notice to the Maker or any other act by the Holder, the AR Financing Agreement shall terminate and this Note (together with accrued but unpaid interest thereon) shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker.

                 This Note is the AR Financing Note referred to in the AR Financing Agreement.


                                        TEXT RETRIEVAL SYSTEMS, INC.





                                        By:   BRUCE GREWELL           [SEAL]
                                           ---------------------------
                                           Bruce Grewell, President





                                       4

                                                                      SCHEDULE A



                             ADVANCES AND PAYMENTS



===================================================================================================================
      ADVANCES PURSUANT TO AR FINANCING                                           PAYMENTS OF
                 AGREEMENT                                                         PRINCIPAL
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
- -------------------------------------------------------------------------------------------------------------------
  Date:                      Amount:  $                  Date:                              Amount:  $
===================================================================================================================

                                                                       EXHIBIT C



                     AMENDED AND RESTATED OPTION AGREEMENT

                         DATED AS OF FEBRUARY 26, 1996

                                     AMONG

                           DIXIE NATIONAL CORPORATION

                                      AND

                          TEXT RETRIEVAL SYSTEMS, INC.

                                      AND

                         HOLDERS OF THE COMMON STOCK OF
                          TEXT RETRIEVAL SYSTEMS, INC.

                               TABLE OF CONTENTS

                                                           PAGE
                                                           ----
                           ARTICLE 1.
                      RECITALS; DEFINITIONS . . . . . . .    2

Section 1.1.  Incorporation of Recitals . . . . . . . . .    2
              -------------------------
Section 1.2.  Definitions . . . . . . . . . . . . . . . .    3
              -----------

                           ARTICLE 2.
                         THE DNC OPTION   . . . . . . . .    8

Section 2.1.  Grant of Option . . . . . . . . . . . . . .    8
              ---------------
Section 2.2.  Term  . . . . . . . . . . . . . . . . . . .    8
              ----
Section 2.3.  Exercise  . . . . . . . . . . . . . . . . .    8
              --------
Section 2.4.  Consideration for Grant of DNC Option . . .    8
              -------------------------------------
Section 2.5.  Exercise Consideration  . . . . . . . . . .    9
              ----------------------
Section 2.6.  Early Exercise  . . . . . . . . . . . . . .    9
              --------------
Section 2.7.  Transfer in Escrow  . . . . . . . . . . . .   10
              ------------------
Section 2.8.  Investment Representation . . . . . . . . .   10
              -------------------------
Section 2.9.  Discretion to Choose Form of Payment  . . .   11
              ------------------------------------

                           ARTICLE 3.
                       THE DNC PUT OPTION   . . . . . . .   11

Section 3.1.  Grant of Option.  . . . . . . . . . . . . .   11
              ---------------
Section 3.2.  Exercise  . . . . . . . . . . . . . . . . .   11
              --------
Section 3.3.  Payment . . . . . . . . . . . . . . . . . .   11
              -------
Section 3.4.  Escrow. . . . . . . . . . . . . . . . . . .   12
              ------
Section 3.5.  Expiration Upon Early Exercise of
              ---------------------------------
                DNC Option. . . . . . . . . . . . . . . .   12
                ----------


                                 ARTICLE 4.
                       THE CONTINGENT REDEMPTION OF AR
                            FINANCING STOCK . . . . . . .   12

Section 4.1.  Grant of Option.  . . . . . . . . . . . . .   12
              ---------------
Section 4.2.  Payment . . . . . . . . . . . . . . . . . .   12
              -------
Section 4.3.  Escrow. . . . . . . . . . . . . . . . . . .   13
              ------





                                       i

                           ARTICLE 5.
                 REPRESENTATIONS AND WARRANTIES   . . . .   13

Section 5.1.  Corporate Existence and Power; TRS Shares
              -----------------------------------------
                Outstanding . . . . . . . . . . . . . . .   13
                -----------
Section 5.2.  Due Authorization; Contravention  . . . . .   14
              --------------------------------
Section 5.3.  Binding Effect  . . . . . . . . . . . . . .   14
              --------------
Section 5.4.  Litigation  . . . . . . . . . . . . . . . .   14
              ----------
Section 5.5.  Filings . . . . . . . . . . . . . . . . . .   14
              -------

                           ARTICLE 6.
                          MISCELLANEOUS . . . . . . . . .   14

Section 6.1.  Notices . . . . . . . . . . . . . . . . . .   14
              -------
Section 6.2.  No Waivers  . . . . . . . . . . . . . . . .   15
              ----------
Section 6.3.  Amendments and Waivers  . . . . . . . . . .   15
              ----------------------
Section 6.4.  Successors and Assigns  . . . . . . . . . .   15
              ----------------------
Section 6.5.  Governing Law . . . . . . . . . . . . . . .   15
              -------------
Section 6.6.  Counterparts; Facsimile Signatures;
              ----------------------------------
                Effectiveness . . . . . . . . . . . . . .   15
                -------------
Section 6.7.  Entire Agreement  . . . . . . . . . . . . .   15
              ----------------
Section 6.8.  Covenant Regarding Transfers of TRS Stock .   15
              -----------------------------------------
Section 6.9.  Ratification  . . . . . . . . . . . . . . .   16
              ------------





                                       ii

                     AMENDED AND RESTATED OPTION AGREEMENT


         THIS AMENDED AND RESTATED OPTION AGREEMENT (as further amended, supplemented or modified from time to time, this "Agreement") is dated as of February 26, 1996 and is by and among Dixie National Corporation, a Mississippi corporation ("DNC"), Text Retrieval Systems, Inc., a Florida corporation ("TRS"), and all of the holders of the common stock of TRS as of February 26, 1996, except DNC (collectively, the "TRS Stockholders").


                                    RECITALS


    A. DNC entered into a Credit Agreement dated as of October 16, 1995 (the "Credit Agreement"), pursuant to which DNC agreed to provide TRS with a $750,000.00 working capital loan (the "Working Capital Loan").

    B.   Pursuant to the Credit Agreement, DNC received four hundred fifty-five
(455) shares of TRS common stock, constituting thirty-five percent (35%) of the issued and outstanding capital stock in TRS (the "Working Capital Loan Inducement Stock").

    C. As a condition to DNC entering into the Credit Agreement and committing to make the Working Capital Loan, TRS and each of the TRS Stockholders agreed to enter into a written Option Agreement dated as of October 16, 1995 (the "Option Agreement"), granting DNC an option (the "DNC Option") to acquire the Remaining TRS Stock (hereinafter defined) and an option (the "DNC Put Option") to require TRS to redeem the Working Capital Loan Inducement Stock in the event DNC elects not to exercise the DNC Option.

    D. Subsequent to providing the Working Capital Loan, DNC agreed to provide TRS with accounts receivable financing in an amount not to exceed $500,000.00 (the "Financing Loan"), pursuant to terms and conditions set forth in an Accounts Receivable Financing Agreement dated as of even date herewith (the "AR Financing Agreement").

    E. The Financing Loan is evidenced by a certain Accounts Receivable Financing Note (the "AR Financing Note") dated February 26, 1996.

    F. Pursuant to the AR Financing Agreement, DNC shall receive shares of TRS common stock constituting five percent (5%) of the issued and outstanding shares of TRS capital stock (the "Financing Loan Inducement Stock") and, if DNC does not first exercise the DNC Option: (i) in the event the February Receivable Collections (hereinafter defined) do not equal or exceed an amount which is equal to fifty-six percent (56%) of the TRS Accounts Receivable generated during the period from February 1, 1996 through February 29, 1996, DNC shall receive shares of TRS common stock constituting an additional five percent (5%) of the issued and outstanding shares of TRS capital stock (the "February Stock"), and (ii) in the event the March Receivable Collections (hereinafter defined) do not equal or exceed an amount equal to the product of the New Benchmark Rate (hereinafter defined) and TRS Accounts Receivable generated during the period from March 1, 1996 through March 31, 1996, DNC shall receive shares of TRS common stock constituting an additional ten percent (10%) of the issued and outstanding shares of TRS capital stock (the "March Stock").

    G. As a condition to DNC entering into the AR Financing Agreement and committing to make the Financing Loan, TRS and each of the TRS Stockholders agreed that TRS shall redeem (the "Contingent Redemption") the AR Financing Stock (hereinafter defined) in the event DNC exercises the DNC Put Option and TRS fails to timely pay all amounts due under the AR Financing Note.

    H. In connection with TRS and DNC entering into the AR Financing Agreement, DNC, TRS and the TRS Stockholders desire to amend and restate the Option Agreement to clarify the terms governing the Contingent Redemption and the exercise of the DNC Put Option and to evidence the consent of the TRS Stockholders to (i) the transfer of the AR Financing Stock to DNC and (ii) any future transfers of TRS capital stock to DNC pursuant to the terms of agreements between TRS and DNC subsequent to the date hereof.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Option Agreement is hereby amended and restated to read as follows:

                                   ARTICLE 1.
                             RECITALS; DEFINITIONS





                                       2

     SECTION 1.1. INCORPORATION OF RECITALS. The foregoing recitals and statements are made a part of this Agreement.

     SECTION 1.2. DEFINITIONS. Whenever used in this Agreement, the following terms shall be read as herein provided:

        SECTION 1.2.1. "Applicable Multiplier" shall mean either a multiplier of ten (10) or, instead, a multiplier of eight (8), depending upon the amount of TRS Pre-Tax Income; such that if TRS Pre-Tax Income equals or exceeds Projected TRS Pre-Tax Income, the Applicable Multiplier shall be ten (10), but if TRS Pre-Tax Income does not equal or exceed Projected TRS Pre-Tax Income, the Applicable Multiplier shall instead be eight (8).

        SECTION 1.2.2. "AR Financing Agreement" shall mean that certain Accounts Receivable Financing Agreement dated as of February 26, 1996, setting forth the terms and conditions of the Financing Loan.

        SECTION 1.2.3. "AR Financing Note" shall mean that certain Accounts Receivable Financing Note dated February 26, 1996, made by TRS for the benefit of DNC, evidencing amounts advanced by DNC to TRS pursuant to the Financing Loan.

        SECTION 1.2.4. "AR Financing Stock" shall mean the collective reference to the Financing Loan Inducement Stock and, if transferred to DNC pursuant to the terms of this Agreement, the February Stock and the March Stock.

        SECTION 1.2.5. "Contingent Redemption" shall mean the redemption by TRS of the AR Financing Stock, which shall occur in the event DNC exercises the DNC Put Option and TRS fails to timely pay all amounts due under the AR Financing Note.

        SECTION 1.2.6. "DNC Exercise Shares" shall mean a certain, but currently undetermined, number of shares of DNC common stock which may, at the election of DNC, be conveyed to TRS Stockholders in exchange for the Remaining TRS Stock in the event DNC exercises the DNC Option.

        SECTION 1.2.7. "DNC Grant Shares" shall mean 100,000 shares of DNC common stock conveyed to TRS Stockholders in connection with the Working Capital Loan.





                                       3

        SECTION 1.2.8. "DNC Option" shall mean that certain option granted to DNC by the TRS Stockholders, providing DNC with the option to acquire all of the TRS Remaining Stock.

        SECTION 1.2.9. "DNC Option Exercise Date" shall mean the date, if any, on which DNC elects, by written notice to TRS, to exercise the DNC Option.

        SECTION 1.2.10. "DNC Option Exercise Period" shall mean the period between October 16, 1995 and the DNC Option Expiration Date.

        SECTION 1.2.11. "DNC Option Expiration Date" shall mean that date which is thirty (30) days after DNC's receipt of audited financial statements satisfactory to DNC, as required by Section 5.1 of the Credit Agreement, for TRS's fiscal year ending June 30, 1997.

        SECTION 1.2.12. "DNC Put Option" shall mean that certain option granted to DNC by TRS, providing DNC with the option to require TRS to redeem all of the Working Capital Loan Inducement Stock in the event the DNC Option is not exercised, for a redemption price and upon terms set forth below in Article 3.

        SECTION 1.2.13. "DNC Put Option Exercise Date" shall mean the date, if any, on which DNC elects, by written notice to TRS, to exercise the DNC Put Option.

        SECTION 1.2.14. "Early Exercise Shares Per TRS Stockholder" shall differ for each of the TRS Stockholders and, for each TRS Stockholder, shall mean the number of DNC Early Exercise Shares received by an individual TRS Stockholder, which number shall mean the product obtained by multiplying 2,500,000 by a fraction the numerator of which is the number of shares of TRS capital stock held by such stockholder on the DNC Option Exercise Date and the denominator of which is the total number of shares of TRS capital stock outstanding on the DNC Option Exercise Date.

        SECTION 1.2.15. "Early Exercise Shares" shall mean 2,500,000 shares of DNC common stock which shall be conveyed to TRS Stockholders promptly upon DNC's exercise of the DNC Option, provided the DNC Option Exercise Date is a date occurring prior to January 1, 1997.





                                       4

        SECTION 1.2.16. "Earnings Period" shall mean the twelve month period beginning July 1, 1996 and concluding June 30, 1997.

        SECTION 1.2.17. "Enterprise Value" shall mean the product obtained by multiplying TRS Earnings by the Applicable Multiplier.

        SECTION 1.2.18. "Exercise Consideration Per TRS Stockholder" shall differ for each of the TRS Stockholders and, for each individual TRS Stockholder, shall mean the product obtained by multiplying Enterprise Value by a fraction the numerator of which is the number of shares of TRS capital stock held by such stockholder on the DNC Option Exercise Date and the denominator of which is the total number of shares of TRS capital stock outstanding on the DNC Option Exercise Date.

        SECTION 1.2.19. "Fair Market Value of DNC Stock" shall mean that value equal to the average NASDAQ closing bid price of DNC stock for a six-month period, beginning January 1, 1997 and ending June 30, 1997, adjusted to give effect to any stock dividend, stock split or reverse stock split.

        SECTION 1.2.20. "February Receivable Collections" shall mean the amount of TRS Accounts Receivable generated during the period from February 1, 1996 through February 29, 1996, which have been submitted to DNC as provided in
Section 1.2 of the AR Financing Agreement and collected by TRS as of the close of business on April 29, 1996.

        SECTION 1.2.21. "February Stock" shall mean the number of shares of TRS capital stock equal to five percent (5%) of the total number of shares of TRS capital stock issued and outstanding as of the close of business on April 29, 1996, which shares shall be transferred to DNC as additional consideration for DNC making the Financing Loan only in the event February Receivable Collections do not meet or exceed an amount equal to fifty-six percent (56%) of the TRS Accounts Receivable generated during the period from February 1, 1996 through February 29, 1996.

        SECTION 1.2.22. "Financing Loan" shall mean that certain accounts receivable financing loan in the maximum principal amount of $500,000 provided by DNC to TRS pursuant to the terms of the AR Financing Agreement, and evidenced by the AR Financing Note.





                                       5

        SECTION 1.2.23. "Financing Loan Inducement Stock" shall mean the number of shares of TRS capital stock equal to five percent (5%) of the total number of shares of TRS capital stock issued and outstanding on February 26, 1996, which shares are to be transferred to DNC in consideration of DNC making the Financing Loan.

        SECTION 1.2.24. "Forfeiture Legend" shall mean a legend set forth on each stock certificate representing DNC Early Exercise Shares, which shall read as follows:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER HEREOF, ARE SUBJECT TO FORFEITURE PROVISIONS SET FORTH IN AN AMENDED AND RESTATED OPTION AGREEMENT DATED AS OF FEBRUARY 26, 1996, A COPY OF WHICH IS ON FILE AND MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE CORPORATION."

        SECTION 1.2.25. "Forfeiture Shares", if any, shall differ for each TRS Stockholder and, for each TRS Stockholder shall mean the number of shares of DNC common stock held by such stockholder equal to the difference between such stockholder's Early Exercise Shares Per TRS Stockholder and the quotient obtained by such stockholder's Exercise Consideration Per TRS Stockholder by the Fair Market Value of DNC Stock.

        SECTION 1.2.26. "March Receivable Collections" shall mean the amount of TRS Accounts Receivable generated during the period from March 1, 1996 through March 31, 1996, which have been submitted to DNC as provided in Section 1.2 of the AR Financing Agreement and collected by TRS as of the close of business on June 3, 1996.

        SECTION 1.2.27. "March Stock" shall mean the number of shares of TRS capital stock equal to ten percent (10%) of the total number of shares of TRS capital stock issued and outstanding as of the close of business on June 3, 1996, which shares are to be transferred to DNC as additional consideration for the Financing Loan only in the event March Collections do not meet or exceed an amount equal to the product of the New Benchmark Rate and the TRS Accounts Receivable generated during the period from March 1, 1996 through March 31, 1996.





                                       6

        SECTION 1.2.28. "New Benchmark Rate" shall be established only in the event the February Receivable Collections do not meet or exceed an amount equal to fifty-six percent (56%) of the TRS Accounts Receivable generated during the period from February 1, 1996 through February 29, 1996 and, if established, shall mean a percentage rate of collection equal to the actual percentage rate of collection, as of April 29, 1996, for TRS Accounts Receivable generated during the period from February 1, 1996 through February 29, 1996.

        SECTION 1.2.29. "Projected TRS Pre-Tax Income" shall mean the sum of One Million Four Hundred Eighteen Thousand Dollars ($1,418,000).

        SECTION 1.2.30. "Redemption Price - AR Financing Stock" shall mean an amount equal to twice the amount of the outstanding principal balance, plus accrued interest, if any, due and owing on the AR Financing Note on that date which is thirty (30) days after the DNC Put Option Exercise Date.

        SECTION 1.2.31. "Redemption Price - Working Capital Loan Inducement Stock" shall mean an amount equal to the outstanding principal balance, plus accrued interest, if any, of the Working Capital Loan on the date of renunciation or expiration of the DNC Option.

        SECTION 1.2.32. "Remaining TRS Stock" shall mean all of the capital stock of TRS which is not owned by DNC on the DNC Option Exercise Date.

        SECTION 1.2.33. "TRS Accounts Receivable" shall mean gross accounts receivable generated by TRS for services provided and/or products delivered to TRS customers during a period beginning February 1, 1996 and ending February 21, 1997, without any adjustment for bad debts, non-collectable amounts or non-payment by TRS customers.

        SECTION 1.2.34. "TRS Earnings" shall mean TRS Pre-Tax Income reduced by an agreed-upon amount equal to forty percent (40%) of TRS Pre-Tax Income, pursuant to the agreement among the parties that the foregoing forty percent (40%) reduction shall constitute an assumed combined federal and state tax rate.

        SECTION 1.2.35. "TRS Pre-Tax Income" shall mean gross income received by TRS during the Earnings Period, as determined by generally accepted accounting principles consistently applied, less deductions for depreciation and





                                       7
amortization accrued during the Earnings Period and calculated on a straight-line basis pursuant to conventions and asset useful lives provided by applicable Treasury Regulations, and less deductions for interest paid during the Earnings Period; provided, however, that net operating losses incurred by TRS shall be excluded from the calculation of TRS Pre-Tax Income.

        SECTION 1.2.36. "Working Capital Loan" shall mean that certain working capital loan in the maximum principal amount of $750,000 provided by DNC to TRS pursuant to the terms of the Credit Agreement.

        SECTION 1.2.37. "Working Capital Loan Inducement Stock" shall mean 455 shares of TRS capital stock transferred to DNC as consideration for DNC making the Working Capital Loan.

        SECTION 1.2.38. "Working Capital Loan Note" shall mean that certain Note dated October 16, 1995 made by TRS for the benefit of DNC evidencing the Working Capital Loan.


                                   ARTICLE 2.
                                 THE DNC OPTION

         SECTION 2.1. GRANT OF OPTION. Each of the undersigned TRS Stockholders jointly and severally grant to DNC, subject to the terms and conditions set forth in this Article 2, the option to purchase all of the Remaining TRS Stock immediately upon exercise of the DNC Option.

         SECTION 2.2. TERM. The DNC Option may be exercised by DNC for all, but not less than all, of the Remaining TRS Stock at any time prior to the DNC Option Expiration Date.

         SECTION 2.3. EXERCISE. DNC may exercise the DNC Option during the DNC Option Exercise Period by providing the TRS Stockholders with written notice, at the notice addresses set forth on the signature pages of this Agreement or otherwise specified pursuant to Section 6.1, dated not later than the DNC Option Expiration Date. Within ten (10) days of the date of the written notice of exercise, the TRS Stockholders or TRS, as the case may be, shall (i) tender to DNC certificates evidencing all shares of TRS Remaining Stock, and (ii) each TRS Stockholder who is a director of TRS shall tender to DNC a written letter of resignation resigning from his or her position as





                                       8
director of TRS. In the event DNC exercises the DNC Option, it may, at its sole and exclusive option, terminate any agreements then in effect between TRS and Electronic Reference Systems, Inc.

         SECTION 2.4. CONSIDERATION FOR GRANT OF DNC OPTION. In connection with the Working Capital Loan, prior to the date hereof, DNC conveyed the DNC Grant Shares to the TRS Stockholders. All of the DNC Grant Shares were evidenced by certificates duly executed by officers of DNC. Each TRS Stockholder received a portion of the DNC Grant Shares equal to such stockholder's proportionate interest in TRS as of October 16, 1995.

         SECTION 2.5. EXERCISE CONSIDERATION. The consideration which DNC shall provide in order to acquire the Remaining TRS Stock upon exercise of the DNC Option shall be the DNC Exercise Shares, with each TRS Stockholder receiving a portion of the DNC Exercise Shares equal to such stockholder's proportionate interest in TRS on the DNC Option Exercise Date. Each TRS Stockholder shall receive a number of the DNC Exercise Shares equal to the Exercise Consideration Per TRS Stockholder calculated with respect to each such stockholder divided by the Fair Market Value of DNC Stock. By way of example, the following calculation illustrates the number of DNC Exercise Shares that would be received by a TRS Stockholder holding ten percent (10%) of TRS capital stock on the DNC Option Exercise Date, assuming Five Dollars ($5.00) is the per share Fair Market Value of DNC Stock and further assuming TRS Earnings of One Million Five Hundred Thousand Dollars ($1,500,000):

        1,500,000 x 10     =  10,500,000    [Enterprise Value]
        10,500,000 x 10%   =  1,500,000     [Exercise Consideration Per
                                            (10%) TRS Stockholder]
        1,500,000 / 5      =  300,000       [Number of DNC Exercise
                                            Shares]

All DNC Exercise Shares shall be evidenced by certificates duly executed by officers of DNC. The DNC Exercise Shares shall be conveyed by DNC to the TRS Stockholders within forty-five (45) days following receipt by DNC of the completed audited financial statement of TRS for the Earnings Period.

         SECTION 2.6. EARLY EXERCISE. In the event DNC exercises the DNC Option prior to January 1, 1997, DNC shall tender the Early Exercise Shares, with each individual TRS Stockholder entitled to receive a number of the Early Exercise Shares equal to such stockholder's Early Exercise Shares Per TRS Stockholder. All





                                       9

Early Exercise Shares shall bear the Forfeiture Legend. The Early Exercise Shares shall, depending upon subsequent calculation of the formula set forth in
Section 2.5, constitute all or a portion of the DNC Exercise Shares due in connection with the exercise of the DNC Option; provided, however, that the Early Exercise Shares received by each individual TRS Stockholder are subject to forfeiture to the extent the number of such stockholder's Early Exercise Shares Per TRS Stockholder exceed the quotient obtained by dividing such stockholder's Exercise Consideration Per TRS Stockholder by the Fair Market Value of DNC Stock. Upon calculation of the aforementioned quotient, either
(i) any Forfeiture Shares shall promptly be tendered to DNC, or (ii) if, however, the quotient obtained by dividing each individual TRS Stockholder's Exercise Consideration Per TRS Stockholder by the Fair Market Value of DNC Stock exceeds such stockholder's Early Exercise Shares Per TRS Stockholder, then DNC shall promptly tender to each TRS Stockholder shares of DNC common stock equal to the difference. Upon conclusion of the transaction referred to in the preceding sentence, full and complete tender of all Exercise Shares shall be deemed to have occurred.

         SECTION 2.7. TRANSFER IN ESCROW. Upon exercise of the DNC Option, the Remaining TRS Stock shall be transferred to an Escrow Agent designated by DNC and approved by TRS and held in escrow pursuant to an escrow agreement containing such terms and conditions as are mutually agreeable to DNC and TRS until such time as all of the DNC Exercise Shares have been distributed to the TRS Stockholders pursuant to this Article 2. While held in escrow, the TRS Stockholders shall retain a security interest in the Remaining TRS Stock until such time as all of the DNC Grant Shares have been distributed. The escrow agreement shall provide, among other things, that DNC shall have the full right, power and authority to vote the Remaining TRS Stock on any matters requiring approval of the stockholders of TRS.

         SECTION 2.8. INVESTMENT REPRESENTATION. Each TRS Stockholder acknowledges and agrees that neither the DNC Grant Shares nor the DNC Exercise Shares, which include but are not limited to the Early Exercise Shares, have not been registered under the Securities Act of 1933 (the "1933 Act"), but that the transfer thereof to the TRS Stockholders pursuant to this Agreement is intended to be exempt from registration thereunder pursuant to Section 4(2) thereof and Regulation D thereunder. In agreeing to accept such shares of DNC stock, each TRS Stockholder hereby represents and warrants to DNC that such stockholder is acquiring the all such shares of DNC stock solely for his or her own account and not for resale or distribution. Each TRS Stockholder also acknowledges and agrees that a restrictive legend shall be placed on any certificates or other document evidencing the DNC Grant





                                       10

Shares and the DNC Exercise Shares, which include but are not limited to the Early Exercise Shares, received by such stockholder. The legend shall appear on all such certificates or other documents as follows:


    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY SIMILAR PROVISIONS OF THE LAWS OF ANY STATE AND HAVE NOT BEEN ACQUIRED WITH A VIEW TO, OR IN CONNECTION WITH, ANY SALE OR OTHER DISTRIBUTION THEREOF. NO SUCH SALE, DISTRIBUTION OR OTHER TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SHARES OR AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF DIRECTORS OF THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.
    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY."

         SECTION 2.9. DISCRETION TO CHOOSE FORM OF PAYMENT. The foregoing provisions notwithstanding, the parties hereto acknowledge and agree that at its option DNC may substitute cash or cash equivalents for all or any portion of the DNC Exercise Shares.


                                   ARTICLE 3.
                               THE DNC PUT OPTION

         SECTION 3.1. GRANT OF OPTION. TRS hereby grants to DNC, subject to the terms and conditions set forth in this Article 3, the option to require TRS to redeem the Working Capital Loan Inducement Stock for an amount equal to the Redemption Price - Working Capital Loan Inducement Stock. DNC's exercise of the DNC Put Option shall have no effect upon TRS's obligation to repay the Working Capital Loan pursuant to the terms of the Credit Agreement and the Working Capital Loan Note.

         SECTION 3.2. EXERCISE. DNC may exercise the DNC Put Option by providing TRS with written notice dated on or after the date of renunciation or termination of the DNC Option. Exercise of the DNC Put Option provided for in this





                                       11

Article 3 shall cause all amounts evidenced by the AR Financing Note to become due and payable as provided in Section 4.1 of this Agreement.

         SECTION 3.3. PAYMENT. Payment in full of the Redemption Price - Working Capital Loan shall be due by the later of (i) January 2, 1997, or (ii) that date which is thirty (30) days after the date of the written notice provided for under Section 3.2 hereof; provided, however, that upon receipt of a written request from TRS, DNC and TRS shall prepare and execute a written note which evidences TRS's obligation to pay the Redemption Price - Working Capital Loan Inducement Stock to DNC, provides for extension of such payment obligation over a period of seven (7) years in equal monthly installments bearing interest at the rate of ten percent (10%) per annum, with the initial monthly installment payment due exactly one month after the date of renunciation or termination of the DNC Option and the remaining payments due on the first day of each month thereafter until the note is fully paid, and cross collateral and cross default provisions with respect to the Working Capital Loan Note and the note evidencing TRS's obligation to pay the Redemption Price
- - AR Financing Stock pursuant to Section 4.2 hereof.

         SECTION 3.4. ESCROW. During the extended seven year payment period provided for in Section 3.3 hereof, the Working Capital Loan Inducement Stock shall be transferred to an Escrow Agent designated by DNC and approved by TRS and held in escrow pursuant to an escrow agreement containing such terms and conditions as are mutually agreeable to DNC and TRS until such time as the note evidencing TRS's obligation to pay the Redemption Price - Working Capital Loan Inducement Stock has been paid in full, including all accrued interest. While held in escrow, DNC shall retain a security interest in the Working Capital Loan Inducement Stock until such time as the note evidencing TRS's obligation to pay the Redemption Price - Working Capital Loan Inducement Stock has been paid in full. The escrow agreement shall provide, among other things, that DNC shall have the full right, power and authority to vote the Working Capital Loan Inducement Stock on any matters requiring approval of the stockholders of TRS.

         SECTION 3.5. EXPIRATION UPON EARLY EXERCISE OF DNC OPTION. In the event DNC exercises the DNC Option prior to January 1, 1997, the DNC Put Option shall be deemed to have expired without exercise.





                                       12

                                   ARTICLE 4.
                THE CONTINGENT REDEMPTION OF AR FINANCING STOCK

         SECTION 4.1. GRANT OF OPTION. In the event the DNC Put Option is exercised, all amounts advanced pursuant to the Financing Loan and evidenced by the AR Financing Note shall be due and payable, with interest, thirty (30) days after the DNC Put Option Exercise Date. In the event the DNC Put Option is exercised and TRS fails to repay all amounts advanced pursuant to the Financing Loan and evidenced by the AR Financing Note, prior to the end of the thirty
(30) day period provided for in the preceding sentence, TRS shall be required to redeem the AR Financing Stock for an amount equal to the Redemption Price - AR Financing Stock.

         SECTION 4.2. PAYMENT. Payment in full of the Redemption Price - AR Financing Stock shall be due by the later of (i) January 2, 1997, or (ii) that date which is sixty (60) days after the DNC Put Option Exercise Date; provided, however, that upon receipt of a written request from TRS, DNC and TRS shall prepare and execute a written note which evidences TRS's obligation to pay the Redemption Price - AR Financing Stock to DNC, provides for extension of such payment obligation over a period of seven (7) years in equal monthly installments bearing interest at the rate of ten percent (10%) per annum, with the initial monthly installment payment due on that date which is sixty (60) days after the DNC Put Option Exercise Date and the remaining payments due on the first day of each month thereafter until the note is fully paid, and cross collateral and cross default provisions with respect to the Working Capital Loan Note and the note evidencing TRS's obligation to pay the Redemption Price
- - Working Capital Loan Inducement Stock.

         SECTION 4.3. ESCROW. During the extended seven year payment period provided for in Section 4.2 hereof, the AR Financing Stock shall be transferred to an Escrow Agent designated by DNC and approved by TRS and held in escrow pursuant to an escrow agreement containing such terms and conditions as are mutually agreeable to DNC and TRS until such time as the note evidencing TRS's obligation to pay the Redemption Price - AR Financing Stock has been paid in full, including all accrued interest. While held in escrow, DNC shall retain a security interest in the AR Financing Stock until such time as the note evidencing TRS's obligation to pay the Redemption Price - AR Financing Stock has been paid in full. The escrow agreement shall provide, among other things, that DNC shall have the full right, power and authority to vote the AR Financing Stock on any matters requiring approval of the stockholders of TRS.





                                       13

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES

        TRS and each of the TRS Stockholders, jointly and severally represent and warrant that:

         SECTION 5.1. CORPORATE EXISTENCE AND POWER; TRS SHARES OUTSTANDING. TRS is a corporation duly incorporated, validly existing and in good standing under the laws of the Florida, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. TRS is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations or properties of TRS. As of the date hereof, TRS has issued and outstanding 1,300 shares of common stock of a single class. All of the shares of issued and outstanding stock in TRS are duly authorized, validly issued, fully paid and nonassessable.

         SECTION 5.2. DUE AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by TRS of this Agreement is within its corporate power, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official and does not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the articles of incorporation or bylaws of TRS or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting TRS and will not result in the creation or imposition of any lien (other than the lien of the Security Agreement, as amended) on any of its assets.

         SECTION 5.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of TRS and of each of the TRS Stockholders and when executed and delivered, will constitute a valid and binding obligation of TRS and of each of the TRS Stockholders, enforceable against TRS and of each of the TRS Stockholders in accordance with its terms.

         SECTION 5.4. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of TRS threatened against or affecting, TRS before any





                                       14
federal, state or local government, authority, agency, court or other body, officer or entity, or before any arbitrator with authority to bind a party at law, in which there is a reasonable possibility of a decision which could materially adversely affect the business, financial position, results of operations or properties of TRS or which in any manner draws into question the validity of this Agreement, and there is no basis known to TRS for any such action, suit or proceeding.

         SECTION 5.5. FILINGS. All actions by or in respect of, and all filings with, any governmental body, agency or official required in connection with the execution, delivery and performance of this Agreement, or necessary for the validity or enforceability hereof or for the protection or perfection of the rights and interests of DNC hereunder, will, prior to the date of delivery hereof, have been duly taken or made, as the case may be, and will at all times thereafter remain in full force and effect.

                                   ARTICLE 6.
                                 MISCELLANEOUS

         SECTION 6.1. NOTICES. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature pages hereof or such other address as such party may hereafter specify for that purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by U.S. Mail, 72 hours after such communication is deposited in the U.S. Mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section 6.1.

         SECTION 6.2. NO WAIVERS. No failure or delay by DNC in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 6.3. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by TRS, each of the TRS Stockholders and DNC.





                                       15

         SECTION 6.4. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither TRS nor any of the TRS Stockholders may assign or otherwise transfer any of its or their rights under this Agreement without the prior written consent of DNC.

         SECTION 6.5. GOVERNING LAW. This Agreement and the Note shall be deemed to be contracts made under seal and shall be governed by and construed in accordance with the laws of the Mississippi, except as otherwise provided herein.

         SECTION 6.6. COUNTERPARTS; FACSIMILE SIGNATURES; EFFECTIVENESS. This Agreement may be signed in counterparts by facsimile or original signature, each of which shall be effective as an original, with the same effect as if the signatures thereto and hereto were upon a single, original copy of this Agreement. This Agreement shall become effective when DNC shall have received original or facsimile counterparts hereof signed by all parties.

         SECTION 6.7. ENTIRE AGREEMENT. This Agreement, the Credit Agreement, the Note, the AR Financing Agreement, and the AR Financing Note set forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all previous understandings, written or oral, in respect thereof.

         SECTION 6.8. COVENANT REGARDING TRANSFERS OF TRS STOCK. TRS and/or each of the TRS Stockholders, as the case may be, promise to promptly transfer to DNC (i) the AR Financing Stock in accordance with the terms of the AR Financing Agreement and (ii) any additional shares of TRS capital stock the transfer of which may be required pursuant to the terms of any agreements between TRS and DNC subsequent to the date hereof.

         SECTION 6.9. RATIFICATION. TRS and each TRS Stockholder ratifies and affirms all of the terms and provisions of, and all of his or her obligations under, the Option Agreement, as hereby amended and restated.





               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]





                                       16

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ATTEST/WITNESS:              DIXIE NATIONAL CORPORATION


   THERESA D. HARTER         By:   G. THOMAS REED        [SEAL]
- -------------------------       -------------------------
Name: Theresa D. Harter          G. Thomas Reed, President
Title: Assistant Secretary
                                 107 Executive Center
                                 Hilton Head Island, South Carolina 29928


                                 TEXT RETRIEVAL SYSTEMS, INC.


   KATHY L. HOWE                 By:   BRUCE GREWELL    [SEAL]
- ----------------------------        --------------------
Name: Kathy L. Howe                Bruce Grewell, President
Title: Comptroller
                                 200 Executive Way
                                 Ponte Vedra Beach, Florida 32082


WITNESS:                         STOCKHOLDERS


   KATHY L. HOWE                  CONNIE GAMBLE GREWELL [SEAL]
- ----------------------------     -----------------------
Name: Kathy L. Howe              Connie Gamble Grewell

                                 c/o Text Retrieval Systems, Inc.
                                 200 Executive Way
                                 Ponte Vedra Beach, Florida 32082





                                       17

WITNESS:


   CRAIG ADAS                       DAVID A. SPURIA               [SEAL]
- -----------------------------    ---------------------------------
Name: Craig Adas                 David A. Spuria

                                 Weil, Gotshal & Manges
                                 100 Crescent Court, Suite 1300
                                 Dallas, TX  75201-6950


                                    ANTHONY SPURIA              [SEAL]
- ----------------------           -------------------------------
Name:                            Anthony Spuria

                                 Marcon
                                 200 Executive Way
                                 Ponte Vedra Beach, FL  32082


   FRANCES M. McDONALD              ROBERT P. ROWE               [SEAL]
- -----------------------          --------------------------------
Name: Frances M. McDonald        Robert Rowe

                                 Plastics Manufacturing, Inc.
                                 4685 Highway 49, Box 579
                                 Harrisburg, NC  28075


   LAURA W. FREEMAN                 WADE MOYER                   [SEAL]
- --------------------------       --------------------------------
Name: Laura W. Freeman           Wade Moyer

                                 A La Carte
                                 4400 Stuart Andrew Blvd., Suite K
                                 Charlotte, NC  28217





                                       18

WITNESS:


   SUZANNE A. SLIGH                 WILLIAM ZACHARY, JR.     [SEAL]
- ----------------------------     ----------------------------
Name: Suzanne A. Sligh           William Zachary, Jr.

                                 Zachary & Seagraves
                                 1000 Commerce Drive
                                 Decatur, GA  30030


   ANDREW HOMAN                     GEORGE KANNAN              [SEAL]
- ---------------------------      ------------------------------
Name: Andrew Homan               George Kannan

                                 c/o Makshoff Services (Europe)
                                   Limited
                                 Kensington Centre
                                 66 Hammersmith Road
                                 London England  W14 8YT


   MARTHA DICKINSON                 WILLIAM SALLADIN           [SEAL]
- ---------------------            ------------------------------
Name: Martha Dickinson           William Salladin

                                 All Risk, LTD.
                                 1020 Cromwell Bridge Road
                                 Towson, MD  21286


   MARTHA DICKINSON                 NICK CORTEZI                   [SEAL]
- ----------------------           ----------------------------------
Name: Martha Dickinson           Nick Cortezi

                                 All Risk, LTD.
                                 1020 Cromwell Bridge Road
                                 Towson, MD  21286





                                       19

WITNESS:


   WUTYI TUN                        J.D. GREWELL                   [SEAL]
- -----------------------------    ----------------------------------
Name: Wutyi Tun                  J.D. Grewell

                                 9001 16th Street
                                 Silver Spring, MD  20910


   WUTYI TUN                        CHRISTINE GREWELL         [SEAL]
- -----------------------------    -----------------------------
Name:                            Christine Grewell

                                 9001 16th Street
                                 Silver Spring, MD  20910





                                       20




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